UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2006

FINDEX.COM, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29963	88-0379462
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11204 Davenport Street, Suite 100, Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 333-1900

N/A .

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01. Other Events.

On February 1, 2006 the Securities and Exchange Commission declared effective FindEx.com, Inc.’s (the “Company’s”) resale registration statement originally filed on November 22, 2004, on Form SB-2 (the “Registration Statement”). The Registration Statement covers the resale of up to an aggregate of 47,491,666 issued and outstanding shares of the Company’s common stock, consisting of 24,341,666 shares of common stock and 23,150,000 additional shares of common stock issuable upon exercise of certain warrants. The Registration Statement was filed pursuant to a certain Registration Rights Agreement entered into with a New York based institutional investor on July 19, 2004.

While effective, the Registration Statement allows selling shareholders to publicly resell their shares of the Company’s common stock, subject to their satisfaction of the prospectus delivery requirements of the Securities Act of 1933, as amended. The Company will not receive any proceeds from the shareholders’ resale of its common stock in this offering, however, should the shareholder warrants be exercised in full, the Company would receive $8,669,550.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press release, dated February 2, 2006, announcing effectiveness of resale registration statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2006	FINDEX.COM, INC.
By: /s/ Steven Malone
Steven Malone
President & Chief Executive Officer